EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 4th day of March, 1997 by and between IVAX CORPORATION, a Florida corporation (hereinafter called the "Company"), and ROBERT C. STRAUSS (hereinafter called the "Executive").

                                    RECITALS

      A. The Board of Directors of the Company (the "Board") recognizes and desires to assure the Company of the Executive's continued employment in an executive capacity and to compensate him therefor.

      B. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

      C. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

      1. EMPLOYMENT.

          1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on March 31, 2000 (the "Initial Term") unless sooner terminated as hereinafter set forth; provided, however, that commencing on April 1, 2000 and each April 1 thereafter, the Initial Term of this Agreement shall automatically be extended for one additional year unless at least ninety (90) days prior to such April 1 date, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended.

          1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the President and Chief Operating Officer of the Company and shall have powers and authority superior to any other officer or employee of the Company or of any subsidiary of the Company other than the Company's Chief Executive Officer (the "CEO"). Subject to the preceding sentence, during the term of Employment, the Executive shall diligently perform all services as may be reasonably assigned to him by the Board or CEO, and shall exercise such power and authority as may from time to time be delegated to him by the Board or CEO. The Executive shall be required to report solely to, and shall be subject solely to the supervision and direction of either (x) the CEO, or (y) the Board at duly called meetings thereof, and no other person or group shall be given authority to supervise or direct Executive in the performance of his duties. The Executive shall devote substantially all his working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Executive is entitled), render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance

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with this Agreement. For purposes of this Section 1.2, references to the "Board"
includes any authorized committee of the Board.

          1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices except for travel reasonably necessary in connection with the Company's business.

      2. COMPENSATION.

          2.1 BASE SALARY. Commencing on the effective date of this Agreement, the Executive shall receive a base salary at the annual rate of not less than $475,000 (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board (or any authorized committee thereof), be increased at any time or from time to time. The Base Salary, if increased, shall not thereafter be decreased for any reason.

          2.2 INCENTIVE COMPENSATION. The Executive shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board (or any authorized committee hereof) in its discretion. Such potential bonus payments and/or incentive compensation shall be considered at least annually by the Board (or any authorized committee thereof).

          2.3 STOCK OPTIONS.

              (a) In connection with the Executive's agreement to serve as the Company's President pursuant to the terms hereof, the Company agrees to grant to the Executive a non-qualified stock option (the "Initial Option") to purchase 350,000 shares of the Company's common stock, par value $.10 per share ("Common Stock"), at a per share exercise price equal to the closing price of the Common Stock, as reported in the Wall Street Journal, on the effective date of this agreement. A copy of the form of agreement evidencing the Initial Option is attached hereto as EXHIBIT A.

              (b) Not later than April 4, 1997, the Company shall grant to the Executive a non-qualified option (the "Second Option") to purchase 350,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date of grant. The Second Option shall vest 25% per year until fully exercisable on the fourth anniversary of the date of grant, have a term of ten years and otherwise be in the form of the Initial Option.

              (c) The Initial Option and the Second Option (collectively the "Options") shall be subject to the terms and conditions of the Company's 1994 Stock Option Plan (the "Plan"); provided, however, that notwithstanding anything in the Plan or the forms of agreements evidencing the Options to the contrary:

                   (i) The vesting of the Options shall not automatically accelerate upon consumption of the "BBI Merger" (as hereinafter defined);

                   (ii) The Options shall become immediately and fully exercisable upon any termination of Executive's employment pursuant to Section
4.4 hereof (except for a termination by Executive (A) pursuant to clause (f) of the definition of "Good Reason" therein), or (B) in the event the BBI Merger is consummated, as a result of the position, authority, duties or responsibilities initially assigned to him by the Board of Directors of BBI Healthcare Corporation;

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                   (iii) The Company shall take all action reasonably requested by the Executive to permit the "cashless" exercise procedure contemplated by
Section 9(d) of the Plan or any reasonable alternative;

                   (iv) Upon proper exercise of an Option, the Executive shall be deemed for all purposes the owner of the shares of Common Stock that are purchasable upon such exercise;

                   (v) The Company agrees to keep in effect a Registration Statement on Form S-8 or take any other action necessary to ensure that the issuance of Common Stock pursuant to the Options is registered under the Securities Act of 1933, as amended;

                   (vi) In case at any time or from time to time on or after the date hereof holders of the Company's Common Stock become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of a "spin-off," special dividend and/or liquidation distribution (other than a regular cash dividend), then the Board shall consider in good faith a fair and equitable adjustment of the exercise price and/or other terms of the Options; and

                   (vii) The provisions of Section 13(b) of the Plan shall not be adversely modified as to the Executive without the Executive's prior written consent.

      3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

          3.1 EXPENSE REIMBURSEMENT. During the term of Executive's employment hereunder, the Company, in accordance with its expense policy in effect for senior executives from time to time, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel and entertainment.

          3.2 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Initial Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs generally applicable to other key executives of the Company and its subsidiaries, in each case comparable to those currently in effect or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided at any time hereafter with respect to other key executives based in the United States, other than the CEO.

          3.3 WELFARE BENEFIT PLANS. During the Initial Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time hereafter with respect to other key executives based in the United States, other than the CEO.

          3.4 WORKING FACILITIES. During the term of Executive's employment hereunder, the Company shall furnish the Executive with an office, a secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          3.5 VACATION. During the Initial Term, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as generally applicable to other key executives of the Company and its subsidiaries based in

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the United States, other than the CEO, but in no event shall the Executive be entitled to fewer than four weeks paid vacation per year.

      4. TERMINATION.

          4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) an act or acts of personal dishonesty taken by the Executive and intended to result in the direct or indirect personal enrichment of the Executive at the expense of the Company (it being agreed that disputes regarding expense reimbursements shall not be subject to this clause (i) and shall instead be resolved in good faith by the Board and the Executive), (ii) subject to the following sentences, violation by the Executive of the Executive's material obligations under this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive for any criminal act which is a felony. Upon any determination by the Company's Board of Directors that Cause exists under clause (ii) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than ten (10) business days after Executive's receipt of the notice contemplated by clause (ii). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Any termination for Cause pursuant to clause (i) or (iii) of the first sentence of this Section 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 4.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

          4.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than one hundred twenty (120) consecutive days in any 12-month period. Upon any termination pursuant to this Section 4.2, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

          4.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased Executive an amount equal to the sum of (x) any unpaid amounts of his Base Salary to the date of his death, plus (y) six months of Base Salary, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death).

          4.4 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate Executive's employment hereunder by written notice to Executive; provided, however, that the Company shall (i) pay to Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice, and (ii) pay to the Executive in a lump sum, in cash within 30 days after the date of employment termination, an amount equal to the product of
(x) the Executive's then Base Salary, multiplied times (y) two. The Company shall be deemed to have terminated the Executive's employment pursuant to this
Section 4.4 if such employment is terminated (i) by the Company without Cause, or (ii) by the Executive voluntarily for "Good Reason." For purposes of this Agreement, "Good Reason" means

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              (a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, in each case if not remedied within 30 days after receipt of written notice thereof from the Executive;

              (b) any failure by the Company to comply with any of the provisions of Section 2, Section 3 or Section 7 of this Agreement which is not remedied within 30 days after receipt of written notice thereof from the Executive;

              (c) the Company's requiring the Executive to be based at any office or location other than Dade County, Florida, except for travel reasonably required in the performance of the Executive's responsibilities;

              (d) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

              (e) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement;

              (f) any termination by the Executive for any reason during the three-month period following the effective date of any "Change in Control"; or

              (g) any failure of the Executive be elected a director of the Company, or the removal of the Executive as a director, during the term hereof.

For purposes of this Section 4.4, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

      5. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean:

              (a) The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

              (b) All or any of the thirteen (13) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

              (c) Approval by the shareholders of the Company of (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of

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the Company, or (C) the sale of all or substantially all of the assets of the
Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

              (d) The approval by the Board of the sale, distribution and/or other transfer or action (and/or series of sales, distributions and/or other transfers or actions from time to time or over a period of time), that results in the Company's ownership of less than 75% of the Company's current assets.

Without limiting the generality of the foregoing, a "Change in Control" shall be deemed to include consummation of the merger transactions (the "BBI Merger") contemplated by that certain Agreement and Plan of Merger, dated as of November 10, 1996, as amended, among BBI Healthcare Corporation, the Company, Bergen Brunswig Corporation, BBI-I Sub, Inc. and BBI-B Sub, Inc.

      6. RESTRICTIVE COVENANTS.

          6.1 NONDISCLOSURE. Contemporaneous herewith, the Executive is executing the Company's standard form of Confidentiality Agreement, a copy of which is attached hereto as EXHIBIT B.

          6.2 NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of twenty-four (24) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of twelve (12) months.

          6.3 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6.1 or 6.2 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

      7. CONFLICTS WITH CERTAIN EXISTING ARRANGEMENTS. The Company acknowledges that it has received and reviewed Executive's non-competition covenants with his prior employer, a copy of which is attached hereto as EXHIBIT C. The Company agrees that it shall indemnify and hold harmless the Executive from any and all damages that Executive may hereafter suffer or incur by reason of any Company acquisition of a "Conflicting Organization" or other expansion of business after the date hereof which results in a violation by the Executive of such non-competition covenant. Executive represents that such covenant expires on or before March 1, 1999.

      8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      9. NOTICES: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:   IVAX Corporation
                               4400 Biscayne Boulevard
                               Miami, Florida 33137
                               Attention: General Counsel

          If to the Executive: Robert C. Strauss
                               760 San Bruno Avenue
                               Coral Gables, Florida 33143

                               WITH A COPY TO:
                               ---------------

                               Greenberg, Traurig, Hoffman,
                                 Lipoff, Rosen & Quentel, P.A.
                               1221 Brickell Avenue
                               Miami, Florida 33131
                               Attention: Cesar L. Alvarez, Esq.

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

      10. SUCCESSORS.

              (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

              (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

              (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

      11. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

      12. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

      13. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement, except that the payment required to be made by the Company to the Executive pursuant to Section 4.4 shall be the Executive's exclusive remedy for any termination of this Agreement pursuant to such section.

      14. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

      15. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 16 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

      16. CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

              (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of
Section 280G of the Code. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of Payments which are not Agreement Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code. Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that all postponed payments shall be placed in a Rabbi trust or similar vehicle for the benefit of the Executive in such a way that the amounts so transferred are not taxable to such person or deductible by the Company until payment from such vehicle to the Executive is made. In the event a payment has been made to the Executive, but then disallowed as a deduction by the Internal Revenue Service and return of the payment is required into the trust, said payment to the Executive shall be treated as a loan and said payment to the trust shall be treated as repayment of said loan. The Company shall not pledge, hypothecate or otherwise encumber any amounts held in the trust or other similar vehicle for the benefit of the Executive hereunder.

              (b) All determinations required to be made under this Section 16 shall be made by the Company's independent public accountants (the "Accounting Firm"), which shall provide (i) detailed supporting calculations both to the Company and the Executive within twenty (20) business days of the termination of Executive's employment or such earlier time as is requested by the Company, and
(ii) an opinion to the Executive that he has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 16, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this
Section 16 and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 16 shall be borne by the Company.

              (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

      17. ELECTION OF EXECUTIVE AS DIRECTOR. Management of the Company agrees to nominate the Executive for election to the Board at the next meeting of the Board. For so long as the Executive continues to serve as the Company's President, the Company shall cause the nomination of the Executive as a director of the Company at each shareholder meeting at which election of directors is considered.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    IVAX CORPORATION

                                    By: /s/ Phillip Frost, M.D.
                                        ---------------------------------
                                            Phillip Frost, M.D.,
                                            Chairman and Chief Executive Officer

                                    EXECUTIVE:

                                    /s/ Robert C. Strauss
                                    --------------------------------------
                                    ROBERT C. STRAUSS